SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.


                                FORM 8-K


                             CURRENT REPORT


                 Pursuant to Section 10 or 15(d) of the
                     Securities Exchange Act of 1934



                              JULY 10, 2000
              --------------------------------------------
            Date of Report (date of earliest event reported)


                        MARGATE INDUSTRIES, INC.
         -------------------------------------------------------
         (Exact Name of Registrant as Specified in its Charter)


        DELAWARE                 0-13817              84-8963939
----------------------------  ------------     ----------------------
(State or Other Jurisdiction   (Commission          (IRS Employer
of Incorporation              File Number)     Identification Number)


                           129 N. MAIN STREET
                          YALE, MICHIGAN  48097
                  -------------------------------------
                 (Address of Principal Executive Offices
                           Including Zip Code)


                             (810) 387-4300
                     ------------------------------
                     (Registrant's telephone number,
                          including area code)


                             NOT APPLICABLE
            -------------------------------------------------
      (Former name or former address, if changed since last report)

Item 1.   Changes in Control of Registrant
          --------------------------------

          N/A

Item 2.   Acquisition or Disposition of Assets
          ------------------------------------

          On July 10, 2000, Margate Industries, Inc. (the "Registrant" or "Margate") entered into an Agreement and Plan of Merger (the "Agreement") with B2B Euro Wireless.com ("B2B"), a business to business, e-commerce company located in New York City. The Agreement provides for Margate to form a new holding company that will in turn form two new wholly-owned subsidiaries. Thereafter, Margate will merge into one of the subsidiaries and the Margate shareholders will receive one share of holding company common stock for each share of common stock of Margate then owned. Similarly, B2B will merge into the other subsidiary of the holding company in exchange for 15.2 million shares of holding company common stock. Following the two mergers, Margate shareholders will own approximately 10.6% of the holding company's outstanding shares and the B2B shareholders will own 89.4% of the holding company's outstanding shares. The holding company will become the public company upon the close of the transaction and Margate will become a private, wholly-owned subsidiary of the holding company.

          Following the merger, the holding company's board of directors will consist of five (5) members with three (3) members from B2B and two (2) from the Company. Margate's present board of directors will remain the same, with the addition of one director appointed by B2B. Prior to closing, B2B will contribute $8.0 million in cash for working capital of holding company subject to a portion of the $8.0 million being used for funding costs and expenses related to business development.

          The Agreement is subject to shareholder approval and an effective registration statement on Form S-4 relating to the transaction.
          A fairness opinion was obtained from Chartered Capital Advisers, Inc. for use by the Board of Directors to assist them in evaluating the transaction. The transaction is expected to be completed and the closing to occur by the first quarter 2001.

          B2B was formed in December 1999 and is owned by Incubax.com, a New York City based internet incubator that also owns several technology companies. B2B is working on the development of certain applications that utilize wireless application protocol technology to deliver e-commerce trading to wireless, handheld devices.

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
Item 3.   Bankruptcy or Receivership
          --------------------------

          N/A

Item 4.   Changes in Registrant's Certifying Accountants
          ----------------------------------------------

          N/A

Item 5.   Material Events
          ---------------

          On July 11, 2000, the Margate's Board of Directors announced a $0.50 per share cash dividend on all outstanding shares of common stock for those shareholders of record on July 24, 2000. The dividend will be payable on August 25, 2000.

Item 6.   Resignations of Registrant's Directors
          --------------------------------------

          N/A

Item 7.   Financial Statements and Exhibits
          ---------------------------------

          (a) Financial Statements of Business Acquired. The financial statements of the business acquired will be filed by amendment to this Current Report within 60 days after the date hereof.

          (b) Pro Forma Financial Information. The required pro forma information will be filed by amendment to this Current Report within 60 days after the date hereof.

          (c)  Exhibits:

               10.3 Agreement and Plan of Reorganization between Margate
                    Industries, Inc. and B2B Euro Wireless.com, Inc. dated July 10, 2000.

                               SIGNATURES
                               ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   MARGATE INDUSTRIES, INC.


Dated: July 13, 2000               By: /s/ William H. Hopton
                                      -------------------------------
                                      William H. Hopton, President

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